Exhibit 3.(i)
                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 12:07 PM 12/22/1997
                                                             971442343 - 2263871

                           CERTIFICATE OF AMENDMENT TO
                         CERTIFICATE OF INCORPORATION OF
                        VIDEO LOTTERY TECHNOLOGIES, INC.

         I, Richard M. Haddrill, President, Chief Executive Officer and Treasurer of Video Lottery Technologies, Inc., hereby certify that the following amendment has been duly adopted pursuant to Section 242 of the Delaware General Corporation Law.

         Article 1 of the Company's Certificate of Incorporation is hereby amended to read as follows:

         ARTICLE 1. The name of this corporation is Powerhouse Technologies,
         ----------
Inc.

                                /s/ Richard M. Haddrill
                                Richard M. Haddrill
                                President, Chief Executive Officer and Treasurer

STATE OF MONTANA                    )
                                    : ss.
County of Gallatin                  )

     On this 19 day of December, 1997 before me, a notary public in and for said State, personally appeared Richard M. Haddrill known to me to be the President, Chief Executive Officer and Treasurer of Video Lottery Technologies, Inc., the person who subscribed this document and who acknowledged to me the execution of the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year first above written.

                                          /s/ Vicki L. Consoli
                                          Notary Public for the State of Montana
                  ( S E A L )             Residing at Bozeman, Montana
                                          My commission expires:   1/2/98
                                                                ------------


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